Exhibit 99.2

VSee Health Secures Teleradiology Contract with Leading Post-Acute Care Hospital System

SAN JOSE, Calif-- December 19, 2024 --VSee Health, Inc. (Nasdaq: VSEE), a leader in telehealth solutions, today announced the award of a teleradiology contract with one of the largest post-acute care hospital systems in the United States. This partnership, set to launch in Q1 of 2025, marks the latest addition to VSee’s growing roster of teleradiology customers and reinforces its position as a trusted provider of advanced imaging solutions.

The initial rollout will include three hospital locations representing a potential $1.5 million in annual recurring revenue, with the contract structured to automatically renew annually. Through this collaboration, VSee aims to improve diagnostic accuracy, accelerate turnaround times for imaging results, and enhance patient outcomes through seamless, 24/7 radiology interpretations.

Highlights of VSee’s Teleradiology Solutions:

•	Improved Diagnostic Efficiency: Real-time, remote interpretation of X-rays, MRIs, and CT scans, reducing delays in patient diagnosis and treatment initiation.
•	Enhanced Flexibility for Radiologists: VSee’s technology enables radiologists to provide expertise from any location, ensuring round-the-clock coverage without disrupting workflow.
•	Customizable Cloud Clinic: VSee’s platform allows integration with existing systems, facilitating smooth consultations, second opinions, and real-time collaboration with specialists.

“Securing this partnership reflects growing recognition of VSee’s capabilities in delivering scalable telehealth solutions tailored to meet critical healthcare needs,” said Dr. Imo Aisiku, Co-CEO and Chairman of VSee Health. “By offering streamlined radiology workflows and unparalleled access to top-tier radiology expertise, we are empowering post-acute care providers to deliver faster, higher-quality care for their patients.”

VSee’s teleradiology services leverage cutting-edge telemedicine tools to connect radiologists with healthcare providers across hospitals, nursing facilities, and mobile clinics. Through cloud-based imaging platforms, radiologists can interpret scans, collaborate with physicians, and consult with patients in real-time, eliminating geographic limitations and improving operational efficiency.

The U.S. teleradiology market is poised for rapid growth, driven by rising demand for timely diagnostics and the increasing adoption of telemedicine in post-acute care settings. VSee’s growing presence in this market underscores the company’s leadership in delivering critical solutions that modernize healthcare delivery.

About VSee Health

VSee Health is a leading provider of telehealth solutions, specializing in real-time virtual care, clinical review, and billing services. Its technology powers healthcare networks and organizations worldwide, enabling seamless patient-provider interactions and ensuring efficient care delivery. Field-hardened on over 1.5M HIPAA-compliant video encounters every month, VSee Health’s highly scalable, customizable telehealth building blocks each meet stringent security standards. VSee Health has deployed services in over 50 countries, including Iraq, Syria, Marshall Islands and El Salvador. Its clients include NASA, US Department of Health and Human Services, McKesson, Magellan, DaVita, GE, countless startups, and the entire country of Qatar. VSee Health also provides tailored solutions for critical shortage areas such as critical care and teleradiology. VSee Health is committed to empowering high quality healthcare access and reducing physician burnout and workforce shortages through its telehealth technology. For more information, please visit www.vseehealth.com.

Forward-Looking Statements

Matters discussed in this news release that are not statements of historical or current facts, including but not limited to those relating to VSee Health’s ability to improve healthcare access and provider efficiencies, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may involve known and unknown risks, uncertainties and other factors that may cause performance or achievements to be materially different from historical results or from any future performance or achievements expressed or implied by such forward-looking statements. Accordingly, readers should not place undue reliance on any forward-looking statements. More information on risk factors relating to VSee Health and its technology and billing services is included from time to time in the “Cautionary Note Regarding Forward-Looking Statements,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of VSee Health’s periodic and current filings with the SEC, which are also made available on VSee Health’s website at www.vseehealth.com. Forward-looking statements speak only as of the date they are made, and VSee Health undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise that occur after that date, or otherwise. Readers are cautioned not to put undue reliance on forward-looking statements.

Contacts

Dave Gentry, CEO

RedChip Companies, Inc.

1-407-644-4256

VSEE@redchip.com